UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2017

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Rd, Suite 200
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2017, our board of directors elected each of Gregg Thomas and Richard Simtob to our board of directors, each effective July 7, 2017. Their elections filled two vacancies on our board of directors that were created by the resignations of each of Mary Beth Lewis and Tony Uphoff, each effective July 6, 2017. There were no disagreements between us and either Ms. Lewis or Mr. Uphoff relative to either of their resignations.

Mr. Thomas was appointed to our audit committee and will replace Ms. Lewis as our audit committee chair, effective July 7, 2017. Mr. Simtob was appointed to our audit committee and to our nominating and corporate governance/compensation committee, in each case, effective July 7, 2017.

Mr. Thomas and Mr. Simtob were elected upon the recommendation of our nominating and corporate governance/compensation committee, which considered the qualification guidelines previously adopted by our board of directors, the current composition of our board of directors and our operating requirements. Our board of directors has determined that Mr. Thomas and Mr. Simtob each qualify as an independent director under applicable SEC and NYSE MKT rules. There was no arrangement or understanding between Mr. Thomas or Mr. Simtob and any other person pursuant to which either of Mr. Thomas or Mr. Simtob were selected as a director.

Mr. Thomas and Mr. Simtob will each be compensated in accordance with our standard compensation policies and practices for non-employee directors, the components of which were disclosed in our proxy statement for our 2017 annual meeting of stockholders dated April 28, 2017, and which consists of an annual retainer for serving as a director, an annual retainer for serving on our audit committee and our nominating and corporate governance/compensation committee, and a stock option grant upon commencement of their service as a director and upon their re-election to our board of directors.

In November 2016, we closed a registered direct offering in which we raised approximately $2.7 million of net proceeds after deducting offering expenses. Mr. Simtob invested $250,000 in that offering.

We issued a press release announcing the election of each of Mr. Thomas and Mr. Simtob, a copy of which is attached to this report as an exhibit and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index following the signature page of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

By:	/s/ Allen Wolff
Allen Wolff
Chief Financial Officer and Executive Vice President

Date: July 10, 2017

Exhibit Index

Exhibit Number	Description
99.1	Press release issued on July 10, 2017